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                                                                    EXHIBIT 99.3


                            TENNECO AUTOMOTIVE INC.
                 CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS


INTRODUCTION

This Code of Ethical Conduct for Financial Managers ("Code") applies to all Financial Managers of Tenneco Automotive Inc. ("TA"). Financial Managers are TA's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, Tax Director, Audit Director, Assistant Controller, Assistant Treasurer and managers reporting to each of these positions who are responsible for accounting and financial reporting. Financial Managers also include the Controllers of business units and all managers reporting to them.

This Code covers a wide range of financial and non-financial business practices and procedures. This Code does not cover every issue that may arise, but it sets out basic principles to guide all Financial Managers of TA. If a law or regulation conflicts with a policy in this Code, the Financial Manager must comply with the law or regulation. If a financial manager has any questions about this Code or potential conflicts with a law or regulation, they should contact TA's General Counsel or Audit Director.

Each Financial Manager shall recognize that financial managers hold an important and elevated role in corporate governance. They are uniquely capable and empowered to ensure that TA's, its stockholders' and other stakeholders' interests are appropriately balanced, protected and preserved. Accordingly, this Code provides principles to which Financial Managers are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities, as well as responsibilities to TA, the stockholders, other stakeholders and the public.

Financial Managers who violate the standards of this Code will be subject to disciplinary action, which may include termination of employment.


FINANCIAL CODE PRINCIPLES AND RESPONSIBILITIES

Financial Managers shall adhere to and advocate to the best of their knowledge and ability the following principles and responsibilities governing their professional and ethical conduct.

1. Act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2. When disclosing information to constituents, provide them with information that is accurate, complete, objective, relevant, timely and understandable. Reports and documents that TA files with the Securities and Exchange Commission or releases to the public shall contain full, fair, accurate, timely and understandable information.

3. Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, including the Securities and Exchange Commission and New York Stock Exchange.

4. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated.

5. Protect and respect the confidentiality of information acquired in the course of their work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of their work shall not be used for personal advantage.

6. Share knowledge and maintain skills important and relevant to constituents' needs.

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 7.  Proactively promote ethical behavior as a responsible partner among peers in the work environment and community.

 8. Achieve responsible use of and control over all assets and resources employed by or entrusted to them.


 9. Be responsible for implementing and maintaining an adequate internal control structure and procedures for financial reporting, including disclosure controls.

10.  Promptly report code violations to TA's General Counsel and Audit Director.


WAIVERS OF THE CODE

Any waiver of this Code for Financial Managers may be made only by the Audit Committee of the Board of Directors and will be promptly disclosed as required by law or the New York Stock Exchange Listing Standards. Requests for waivers must be made in writing to TA's General Counsel prior to the occurrence of the violation of the Code.


REPORTING OF VIOLATIONS OF THE CODE, ILLEGAL OR UNETHICAL BEHAVIOR

Financial Managers should report observed violations of the Code and illegal or unethical behavior to TA's General Counsel and Audit Director or to the Ethics and Compliance hotline (Toll free # 1-800-492-5008). All reports will be treated in a confidential manner and it is TA's policy to not allow retaliation for reports made in good faith of misconduct by others. TA's General; Counsel will lead all investigations of alleged violations or misconduct. Employees are expected to cooperate in internal investigations of misconduct and violations of this Code.


ANNUAL CERTIFICATION

At least one time each calendar year, Financial Managers subject to this Code will sign a statement stating that they have complied with this Code. A copy of the annual certification that each Financial Manager is required to sign is attached as Exhibit I.


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                                                                       EXHIBIT I


                            TENNECO AUTOMOTIVE INC.
          CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS CERTIFICATION


In my role as ____________________________________ for Tenneco Automotive Inc.,


I recognize that financial managers hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that TA's, its stockholders' and other stakeholders' interests are appropriately balanced, protected and preserved. Accordingly, the Code of Ethical Conduct for Financial Managers ("Code"), which I have received and reviewed, provides principles to which financial managers are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities, as well as responsibilities to TA, the stockholders, other stakeholders and the public.


I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct, to the best of my knowledge and ability:


1. I act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2. When disclosing information to constituents, I provide them with information that is accurate, complete, objective, relevant, timely and understandable. I use may best efforts to ensure that reports and documents that TA files with the Securities and Exchange Commission or releases to the public contain full, fair, accurate, timely and understandable information.

3. I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, including the Securities and Exchange Commission and New York Stock Exchange.

4. I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5. I protect and respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6. I share knowledge and maintain skills important and relevant to my constituents' needs.

7. I proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

8. I achieve responsible use of and control over all assets and resources employed by or entrusted to me.

9. I am responsible for implementing and maintaining an adequate internal control structure and procedures for financial reporting, including disclosure controls.

10.  I promptly report code violations to TA's General Counsel and Audit
     Director.



____________________________________        ____________________________________
(Signature)                                      (Title)


____________________________________        ____________________________________
(Print Name)                                     (Business Unit)


____________________________________
(Date)